Exhibit 5.1

Hunton Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 Tel 713 • 220 • 4200 Fax 713 • 220 • 4285 HuntonAK.com

March 1, 2021

APA Corporation

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

APA Corporation

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to APA Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of (i) 182,715 shares of the Company’s common stock, par value $0.625 per share (“Common Stock”), issuable under the Apache Corporation Deferred Delivery Plan (the “Deferred Delivery Plan”); (ii) 2,541 shares of Common Stock issuable under the Apache Corporation Non-Employee Directors’ Compensation Plan (the “Directors’ Compensation Plan”); (iii) 471,593 shares of Common Stock issuable under the Apache Corporation 2007 Omnibus Equity Compensation Plan (the “2007 Plan”); (iv) 2,090,679 shares of Common Stock issuable under the Apache Corporation 2011 Omnibus Equity Compensation Plan (the “2011 Plan”); (v) $35,000,000 of deferred compensation obligations (“Deferred Compensation Obligations”), which are general unsecured obligations to pay deferred compensation in the future in accordance with the terms of the Apache Corporation Non-Qualified Restorative Retirement Savings Plan (the “Retirement Savings Plan”); and (vi) 14,750,121 shares of Common Stock issuable under the Apache Corporation 2016 Omnibus Compensation Plan (the “2016 Plan” and, collectively with the Deferred Delivery Plan, the Directors’ Compensation Plan, the 2007 Plan, and the 2011 Plan, the “Equity Plans,” and the Equity Plans, collectively with the Retirement Savings Plan, the “Plans”).

On March 1, 2021, the Company completed a holding company reorganization (the “Reorganization”) pursuant to an Agreement and Plan of Merger, dated March 1, 2021 (the “Plan of Merger”), among the Company, Apache Corporation, a Delaware corporation (“Predecessor”), and APA Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). In accordance with the Plan of Merger, the Reorganization was implemented pursuant to Section 251(g) of the Delaware General Corporation Law by the

APA Corporation

Registration Statement on Form S-8

March 1, 2021

merger of Merger Sub with Predecessor, with Predecessor surviving the merger as a direct, wholly-owned subsidiary of the Company (the “Merger”). At the effective time of the Merger (the “Effective Time”), each outstanding share of Predecessor common stock, par value $0.625 (“Predecessor Common Stock”), was automatically converted in the Merger into one share of Common Stock evidencing the same proportional interests in the Company and having the same designation, rights, powers, and preferences, and qualifications, limitations, and restrictions as a share of Predecessor Common Stock immediately prior to the Merger. Upon completion of the Merger, the Company became the successor issuer to Predecessor under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the Reorganization, on March 1, 2021, the Company and Predecessor entered into an Assignment and Assumption Agreement, pursuant to which, at the Effective Time, Predecessor assigned to the Company, and the Company assumed, among other things, all obligations of Predecessor under each of the Equity Plans, and all equity-based award agreements, programs, sub-plans, notices, and/or similar agreements entered into or issued pursuant to the Equity Plans, and each outstanding award granted or assumed thereunder. The shares of Common Stock issuable under the Equity Plans and registered under the Registration Statement are referred to herein as the “Shares,” and the awards of Shares (including awards of restricted securities and derivative securities exercisable for or convertible into Shares) granted or assumed under the Equity Plans that are outstanding on the date hereof and hereafter made pursuant to the Equity Plans are referred to herein as “Awards.”

This opinion letter is rendered pursuant to Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and Predecessor, certificates of public officials, certificates and statements of officers of each of the Company and Predecessor, and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company, as amended and restated to date; (ii) the Amended and Restated Bylaws of the Company, as amended and restated to date; (iii) the Amended and Restated Certificate of Incorporation of Predecessor, as amended and restated to date; (iv) the Amended and Restated Bylaws of Predecessor, as amended and restated to date; (v) the Registration Statement; (vi) the Plans; (vii) certain resolutions of the Board of Directors of the Company; (viii) certain resolutions of the Board of Directors of Predecessor; and (ix) other records and documents as we considered necessary or appropriate to enable us to express the opinion expressed herein.

For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies, and (v) the due authorization, execution and delivery of all documents by all parties (other than the authorization, execution and delivery of certain documents by the Company).

APA Corporation

Registration Statement on Form S-8

March 1, 2021

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and statements of officers of each of the Company and Predecessor and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

For purposes of rendering opinion (1) below, we have assumed that, at the time of issuance of Shares pursuant to any Equity Plan: (i) any conditions to the issuance of Shares pursuant to such Plan and the Awards made thereunder will be satisfied in full; (ii) such Plan will remain in effect and will not have been amended or modified in any manner that affects adversely the validity of Shares upon issuance under the terms of such Plan; (iii) there will be no agreements or understandings between or among the Company and any participants in such Plans that would expand, modify, or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder; and (iv) the applicable Awards and the agreements, documents, and instruments governing the award, offer, and sale of Shares pursuant to such Plan (collectively, the “Award Documents”) will not contain any provision inconsistent with such opinion.

Based on the foregoing and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

1.    The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the applicable Plan and Award Documents (and receipt by the Company of the consideration, if any, for the Shares required by such Plan and Award Documents), will be validly issued, fully paid, and nonassessable.

2.    Following the deferral, in accordance with the terms of the Retirement Savings Plan, of the compensation giving rise to the Deferred Compensation Obligations, the Deferred Compensation Obligations, if and when issued in accordance with the terms of the Retirement Savings Plan, will be valid and binding obligations of Predecessor, enforceable in accordance with the terms of the Retirement Savings Plan, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer, moratorium or other laws relating to or affecting creditors’ rights generally and (b) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the applicable federal laws of the United States of America.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

APA Corporation

Registration Statement on Form S-8

March 1, 2021

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to update or supplement this opinion letter to reflect any change of fact, circumstance or law after the date hereof. We express no legal opinion upon any matter other than that explicitly addressed above, and our express opinions herein contained shall not be interpreted to be an implied opinion upon any other matter.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

HUNTON ANDREWS KURTH LLP